EXHIBIT (viii)(e)


                    BULL & BEAR GLOBAL INCOME FUND, INC.
                              RIGHTS OFFERING
               NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION
                 PLEASE COMPLETE ALL APPLICABLE INFORMATION

                By Facsimile                       By First Class Mail:
                (Telecopies):              State Street Bank and Trust Company
               (781) 794-6333                    Corporate Reorganization
          Confirm by telephone to:                  P.O. Box 9573
               (781) 794-6388               Boston, Massachusetts 02205-9573
                                                         U.S.A.

             By Express Mail or                          By Hand:
             Overnight Courier:                Securities Transfer & Reporting
     State Street Bank and Trust Company             Services, Inc.
          Corporate Reorganization                c/o Boston EquiServe
             70 Campanelli Drive                  55 Broadway - 3rd Floor
       Braintree, Massachusetts 02184             New York, New York 10006
                   U.S.A.                                   U.S.A.


THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE
OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION PRIVILEGE WAS EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF
OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATE.

                          ------------------------

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS DATED MAY 5, 1998 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT.

                          ------------------------


VOID, UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BY 5:00 P.M., NEW YORK CITY TIME, ON JUNE 10, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED THE FUND.

                          ------------------------


1. The undersigned hereby certifies to the Subscription Agent that it is a participant in [Name of Depository] (the "Depository") and that it has either (i) exercised the Primary Subscription in respect of the Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Fund.

2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, __________ shares of Common Stock and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

3. The undersigned understands that payment of the Estimated Subscription Price of $7.31 per share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 P.M. New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent not later than the close of business on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $ , either (check appropriate box):

(  )   has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above, or

(  )   is being delivered to the Subscription Agent herewith, or

(  )   has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information):

    (  ) uncertified check     (  ) certified check        (  ) bank draft

_________________________________________   _________________________________
Primary Subscription Confirmation Number      Name of Nominee Holder

_________________________________________   _________________________________
  Depository Participant Number                       Address


Contact Name:  __________                   _________________________________
                                            City        State          Zip
                                            Code

Phone Number: ___________                   By: _____________________________

                                            Name: ___________________________

Date:__________________________, 1998       Title: __________________________


PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES REQUESTED BY EACH SUCH OWNER.


                    BULL & BEAR GLOBAL INCOME FUND, INC.

                       BENEFICIAL OWNER CERTIFICATION

   The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock, $0.01 par value ("Common Stock"), of Bull & Bear Global Income Fund, Inc. (the "Fund") pursuant to the Rights Offering (the "Offer") described and provided for in the Fund's Prospectus dated May 5, 1998 (the "Prospectus"), hereby certifies to the Fund and to The Bank of new York, as Subscription Agent for such Offer, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.


                                                                     Number of Shares
              Number of      Pursuant to Primary Subscription   Over-Subscription Privilege
         Record Date Shares     Number of Rights Exercised       Requested Pursuant to the

1)   ______________________   ______________________________    __________________________

2)   ______________________   ______________________________    __________________________

3)   ______________________   ______________________________    __________________________

4)   ______________________   ______________________________    __________________________

5)   ______________________   ______________________________    __________________________

6)   ______________________   ______________________________    __________________________

7)  ______________________   ______________________________    __________________________

8)  ______________________   ______________________________    __________________________

9)  ______________________   ______________________________    __________________________

10) ______________________   ______________________________    __________________________


   Name of Nominee Holder

By: _________________________
   Name:
   Title:

Dated: ____________________________, 1998

Provide the following information, if applicable:

______________________________________   Name of Broker: ____________________
Depository ("Depository")
   Participant Number

______________________________________   Address: ___________________________
Depository Primary Subscription
  Confirmation Number(s)